CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement of FRANKLIN FLOATING RATE TRUST on Form N-2 of our report dated September 4, 2003 relating to the financial statement and financial highlights of FRANKLIN FLOATING RATE TRUST which appear in the July 31, 2003 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditors."




                              /s/PricewaterhouseCoopers LLP


San Francisco, California
November 26, 2003